Exhibit 8.1
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309-3424
404-881-7000
Fax: 404-881-7777
www.alston.com

FORM OF TAX OPINION

_______________, 200_
Graphic Packaging Corporation
814 Livingston Court
Marietta, Georgia 30067
     Re: Combination of Graphic Packaging Corporation and Altivity Packaging LLC
Dear Ladies and Gentlemen:
     We have acted as counsel to Graphic Packaging Corporation, a Delaware corporation (“Graphic”), in connection with the transactions contemplated by the Transaction Agreement and Agreement and Plan of Merger, dated as of July 9, 2007 (the “Transaction Agreement”), by and among Graphic, Bluegrass Container Holdings, LLC, a Delaware limited liability company (“BCH”), TPG Bluegrass IV, L.P., a Delaware limited partnership (“TPG IV”), TPG Bluegrass IV — AIV 2, L.P., a Delaware limited partnership (“TPG IV — AIV”), TPG Bluegrass V, L.P., a Delaware limited partnership (“TPG V”), TPG Bluegrass V — AIV 2, L.P., a Delaware limited partnership (“TPG V — AIV”), Field Holdings, Inc., a Delaware corporation (“Field Holdings”), TPG FOF V-A, L.P., a Delaware limited partnership (“FOF-VA”), TPG FOF V-B, L.P., a Delaware limited partnership (“FOF V-B”), and BCH Management, LLC, a Delaware limited liability company (“BCH Management” and together with Field Holdings, TPG IV, TPG IV — AIV, TPG V, TPG V — AIV, FOF V-A, FOF V-B, and each owner of the BCH Equity Interests, the “Sellers”), New Giant Corporation, a newly organized Delaware corporation (“New Graphic”), and Giant Merger Sub, Inc., a newly organized Delaware corporation (“Merger Sub”). Capitalized terms not otherwise defined herein shall have the meanings specified in the Transaction Agreement.
     Pursuant to the Transaction Agreement: (a) Merger Sub shall be merged with and into Graphic, with Graphic surviving as a wholly owned subsidiary of New Graphic, and each share of Graphic common stock shall be converted into the right to receive one validly issued, fully paid and non-assessable share of New Graphic common stock (the “Merger”); and (b) the Sellers shall contribute to New Graphic all of the BCH Equity Interests in exchange for newly issued common stock of New Graphic (the “Exchange”) (the Merger together with the Exchange, the “Transactions”).

One Atlantic Center 1201 West Peachtree Street Atlanta, GA 30309-3424 404-881-7000 Fax: 404-881-7777	90 Park Avenue New York, NY 10016 212-210-9400 Fax: 212-210-9444	3201 Beechleaf Court, Suite 600 Raleigh, NC 27604-1062 919-862-2200 Fax: 919-862-2260	601 Pennsylvania Avenue, N.W. North Building, 10th Floor Washington, DC 20004-2601 202-756-3300 Fax: 202-756-3333

Graphic Packaging Corporation
_____________________, 2007

     This opinion letter is being delivered in connection with, and as of the date of the consummation of the Transactions and the declaration of effectiveness by the Securities and Exchange Commission (the “SEC”) of the registration statement on Form S-4 and any amendments thereto (the “Registration Statement”), as filed with the SEC to which this opinion letter appears as an exhibit. In that connection, you have requested our opinion regarding (i) certain U.S. federal income tax consequences of the Merger, and (ii) the accuracy of the discussion of the material U.S. federal income tax consequences to the stockholders of New Graphic under the heading “The Transactions — Material U.S. Federal Income Tax Consequences to Graphic Stockholders” in the Registration Statement.
     In rendering the opinions expressed herein, we have examined the Transaction Agreement, the Registration Statement, and such other documents as we have deemed necessary or appropriate for purposes of our opinions. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing. In addition, we have assumed with your consent that:
     (i) The Transaction Agreement and Registration Statement accurately and completely describe the Transactions, the Transactions will be consummated in accordance with the provisions of the Transaction Agreement and the Registration Statement, and the Transactions will be effective under the laws of the State of Delaware;
     (ii) The statements concerning the Transactions set forth in the Transaction Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time;
     (iii) The parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Transaction Agreement;
     (iv) The representations made by Graphic, New Graphic and BCH, in their respective letters delivered to us for purposes of this opinion letter (the “Representation Letters”) are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time;
     (v) Any representations made in the Representation Letters “to the knowledge of” or similarly qualified are correct without such qualification; and
     (vi) All documents submitted to us as photocopies faithfully reproduce the originals thereof, such originals are authentic, all such documents have been or will be duly executed to the extent required, and all statements set forth in such documents are accurate.
     If any of the above described assumptions are untrue for any reason or if the Transactions are consummated in a manner that is different from the manner in which they are

Graphic Packaging Corporation
_____________________, 2007

described in the Transaction Agreement or the Registration Statement, our opinions as expressed below may be adversely affected and may not be relied upon.
     Based upon the foregoing, and subject to the assumptions set forth herein, for U.S. federal income tax purposes, we are of the opinion that:
     (i) The Merger, together with the Exchange, will constitute an exchange under Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), or the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, or both;
     (ii) No gain or loss will be recognized by Graphic as a result of the Transactions;
     (iii) No gain or loss will be recognized by holders of Graphic common stock on the exchange of their Graphic common stock for New Graphic common stock as a result of the Transactions; and
     (iv) The statements under the heading “The Transactions — Material U.S. Federal Income Tax Consequences to Graphic Stockholders” in the Registration Statement, to the extent that they describe matters of law or legal conclusions and subject to the qualifications, assumptions and limitations stated therein, are accurate in all material respects.
     Our opinions are based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time, possibly with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Transactions, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect or change our opinions as set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that comes to our attention, and we have no obligation to update our opinions. Finally, our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Transactions.
     We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Transactions under any state, local or foreign law, or with respect to other areas of United States federal taxation. We are members of the Bar of the State of Georgia, and we do not express any opinion herein concerning any law other than the federal law of the United States. Our opinions are not binding upon the Internal Revenue Service or the courts and there is no assurance that the Internal Revenue Service will not assert a contrary position.

Graphic Packaging Corporation
_____________________, 2007

     We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement, and to the use of our name under the caption “The Transactions — Material U.S. Federal Income Tax Consequences to Graphic Stockholders” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Sincerely, ALSTON & BIRD LLP
By:
Gerald V. Thomas II, Partner